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                             EMPLOYMENT AGREEMENT

Parties:       Global Sports, Inc.,
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               a Delaware corporation ("Employer")
               1075 First Avenue
               King of Prussia, PA 19406

               Michael G. Rubin ("Executive")
               1840 Aloha Lane
               Gladwyne, PA 19035

Date:          June 1, 2001
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Background:    Employer and its subsidiaries are in the business of developing
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and operating e-commerce sporting goods businesses for traditional sporting goods retailers, general and specialty merchandisers, Internet companies and media companies (the "Business"). Employer desires to employ Executive, and Executive desires to accept such employment, on the terms and conditions stated below.

     intending to be legally bound, and in consideration of the mutual agreements stated below, Executive and Employer agree as follows:

     1.   Employment and Term.  Employer hereby employs Executive, and Executive
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accepts such employment, subject to all of the terms and conditions of this
Agreement, for a term of four (4) years beginning on January 1, 2001 and ending on December 31, 2004, unless sooner terminated or extended in accordance with other provisions hereof.

     2.   Position and Duties.  Executive shall serve as Chairman, President and
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Chief Executive Officer and in such capacity shall have supervision and control over, and responsibility for, the overall business, affairs and management of the Employer. Executive shall report directly to Employer's Board of Directors (the "Board"). Executive shall also have such other responsibilities and duties consistent with his present duties and current positions with Employer, as may from time to time be prescribed by the Board. Executive shall devote all of his working time, energy, skill and best efforts to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of Employer.

     3.   Place of Employment.  Executive's principal place of employment will
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be at the Employer's principal executive office located at 1075 First Avenue,
King of Prussia, PA 19406, or at such other location as the Employer shall specify, provided that Executive's principal place of employment shall at all times during the term hereof be located within 25 miles of the border of the City of Philadelphia, PA.
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     4.   Compensation, Benefits and Expenses.
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          4.1  Compensation.  Employer shall pay to Executive an annual base
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salary ("Base Salary") in the amounts set forth below:

                        Period                      Base Salary
                        ------                      -----------
          January 1, 2001 - December 31, 2001       $325,000
          January 1, 2002 - December 31, 2002       $350,000
          January 1, 2003 - December 31, 2003       $375,000
          January 1, 2004 - December 31, 2004       $400,000

Notwithstanding the foregoing in this Section 4.1, if as of the end of any given year of this Agreement, the stockholders' equity of Employer and its subsidiaries on a consolidated basis, determined in accordance with generally accepted accounting principles consistently applied, is less than $40.0 million, then Executive shall not be entitled to the increase in Base Salary for the next succeeding year; provided, however, that if as of the end of any succeeding year, such stockholders' equity equals or exceeds $40.0 million, Executive's Base Salary shall be increased to the amount provided above for the next succeeding year, but Executive shall not be entitled to recoup any amounts of Base Salary forgone with respect to any prior years. Executive's Base Salary shall be payable no less frequently than twice monthly.

          4.2  Bonuses.  In addition to his Base Salary, for each year of this
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Agreement, Executive shall be eligible to receive an incentive bonus in an amount to be determined by Executive and the Compensation Committee of the Board of Directors (the "Compensation Committee"). No later than January 31 of each year of this Agreement, Executive and the Compensation Committee shall determine the amount of the bonus that Executive will be eligible to receive for that year, the goals that must be achieved for Executive to receive the full amount or a portion of the bonus for that year, and the day of the next succeeding year by which Employer will pay Executive the amount of any bonus earned, which shall be no later than March 31 of that year.

          4.3  Benefits.  Executive shall be entitled to participate and shall
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be included in all equity incentive, stock option, stock purchase, profit sharing, savings, bonus, health insurance, life insurance, group insurance, disability insurance, pension, retirement and other benefit plans or programs of Employer now existing, or established hereafter, and offered to its executive officers, subject to the terms and provisions thereof. Employer and Executive acknowledge that the employee benefit plans and programs provided by Employer at the commencement date of this Agreement will consist of: (i) fully paid health and dental insurance benefits for Executive and his family members; (ii) long-term disability insurance providing for a monthly benefit equal to 60% of Executive's monthly Base Salary up to a maximum monthly benefit of $10,000 until the earlier of Executive's death or attainment of age 65; (iii) term life insurance providing a death benefit equal to 12 times Base Salary up to a maximum death benefit of $250,000; and (iv) Employer's 401K Plan providing for a matching contribution by Employer equal to 50% of the amount of Executive's contribution up

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to a maximum contribution by Executive equal to the lesser of 6% of Executive's
Base Salary or $10,500 for calendar year 2001.

          4.4  Automobile.  Through the end of the lease term for the automobile
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that Employer currently leases for Executive, Employer shall continue to pay the lease payments under such lease and insurance coverage for such automobile.
After the expiration of such lease term, Employer shall pay to Executive an automobile allowance of $2,000 per month during the term of this Agreement, which will include the cost of leasing or purchasing an automobile, insurance, operation and maintenance.

          4.5  Vacation.  Executive shall be entitled to four (4) weeks of
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vacation during each year, in addition to such paid holidays, personal days and days of paid sick leave as are generally permitted to employees of Employer.

          4.6  Expenses.  Employer shall reimburse Executive for all actual,
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ordinary, necessary and reasonable expenses incurred by Executive in the course of his performance of services hereunder. Executive shall properly account for all such expenses.

     5.   Termination.
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          5.1  Termination by Death.  If Executive dies, then this Agreement
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shall terminate immediately, and Executive's rights to compensation and benefits hereunder shall terminate as of the date of death, except that Executive's heirs, personal representatives or estate shall be entitled to any unpaid portion of Executive's salary, a pro rata amount of Executive's incentive bonus for the year in which such termination occurred, accrued benefits up to the date of termination and any benefits which are to be continued or paid after the date of termination in accordance with the terms of the corresponding benefit plans or programs.

          5.2  Termination by Disability. If Executive becomes Totally Disabled,
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Executive shall continue to receive all of his compensation and benefits in accordance with Section 3 for a period of six (6) months following the Onset of Disability (as defined in this Section 5.2). Any amounts due to Executive under this Section 5.2 shall be reduced, dollar-for-dollar, by any amounts received by Executive under any disability insurance policy or plan provided to Executive by Employer. "Onset of Disability" means the first day on which Executive shall be unable to perform the essential duties of his employment on a full-time basis by reason of Injury or Sickness. If Executive's inability to perform the essential duties of his employment on a full-time basis continues for more than six (6) consecutive months after the Onset of Disability or for periods aggregating more than six (6) months during any twenty-four (24) month period, then Employer may, upon thirty (30) days prior written notice, terminate Executive's employment, and Executive's rights to compensation and benefits hereunder, except that Executive shall be entitled to any unpaid portion of his Base Salary, accrued benefits up to the date of termination and any benefits which are to be continued or paid after the date of termination in accordance with the terms of the corresponding benefit plans or programs. For the purposes of this Section 5.2, the terms "Injury" and "Sickness"

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shall have the meanings given to those terms in the Company's Long Term
Disability Group Insurance Policy.

          5.3  Termination for Cause.  Employer may, upon thirty (30) days prior
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written notice to Executive, terminate Executive's employment, and Executive's rights to compensation and benefits hereunder, for Cause (as defined in this Section 5.3), except that Executive shall be entitled to any unpaid portion of his salary, a pro rata amount of Executive's incentive bonus for the year in which such termination occurred, accrued benefits up to the date of termination and any benefits which are to be continued or paid after the date of termination in accordance with the terms of the corresponding benefit plans or programs. "Cause" shall exist if (i) Executive is grossly negligent or engages in willful misconduct in the performance of his duties under this Agreement, (ii) Executive is convicted of a crime constituting a felony under the laws of the United States or any state thereof, or (iii) Executive willfully breaches this Agreement in a material respect; but only if, in the case of clause (i) or
(iii), Executive is given written notice specifying, in reasonable detail, the nature of the alleged neglect, misconduct, or breach and either (A) Executive had a reasonable opportunity to take remedial action but failed or refused to do so, or (B) an opportunity to take remedial action would not have been meaningful or appropriate under the circumstances.

          5.4  Termination Without Cause.  Employer may, upon thirty (30) days
               -------------------------
prior written notice to Executive, terminate Executive's employment, and Executive's rights to compensation and benefits hereunder, for any reason Employer deems appropriate, in which case Employer shall (i) pay Executive, in accordance with Employer's normal payroll practices, Executive's Base Salary (as provided for herein) for twenty-four (24) months following such termination, and
(ii) provide Executive with or reimburse Executive for the costs of the benefits specified in clauses (i) through (iv) of Section 4.3 as such benefits exist immediately prior to the termination of Executive's employment under this
Section 5.4.

          5.5  Termination for Good Reason.  Executive may, upon thirty (30)
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days prior written notice to Employer, resign his employment for Good Reason (as defined in this Section 5.5), in which case Employer shall (i) pay Executive, in accordance with Employer's normal payroll practices, Executive's Base Salary (as provided for herein) for twenty-four (24) months following such termination, and
(ii) provide Executive with or reimburse Executive for the costs of the benefits specified in clauses (i) through (iv) of Section 4.3 as such benefits exist immediately prior to the termination of Executive's employment under this
Section 5.5. "Good Reason" shall exist if (i) Executive is demoted, removed or not re-elected to any of his positions or offices, there is a material diminishment of Executive's title, position, responsibilities, or authorities, or Executive no longer reports directly to the Board of Directors (ii) there is a reduction in Executive's Base Salary or a material reduction in Executive's benefits, (iii) Employer materially breaches this Agreement, (iv) Executive's principal place of employment is relocated to more than twenty-five (25) miles beyond the border of the City of Philadelphia without Executive's consent, (v) any failure by Employer to obtain the assumption of this Agreement by any successor to the business or substantially all of the assets of Employer, or
(vi) any purported termination of Executive for Cause which is not effected pursuant to the method described in Section 5.3.

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

          5.6  Procedure Upon Termination.  Upon termination of his employment,
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Executive shall promptly return to Employer all documents (including copies) and other materials and property of Employer, or pertaining to its business, including without limitation customer and prospect lists, contracts, files, manuals, letters, reports and records in his possession or control, no matter from whom or in what manner acquired.

     6.   Discoveries.  Executive shall communicate to Employer, in writing when
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requested, and preserve as confidential information of Employer, all inventions, marketing concepts, software ideas and other ideas or designs relating to the business of the Employer which are conceived, developed or made by Executive, whether alone or jointly with others, at any time during the term of Executive's employment with Employer, which relate to the business or operations of Employer or which relate to methods, designs, products or systems sold, leased, licensed or under development by Employer (such concepts, ideas and designs are referred to as "Executive's Discoveries"). All of Executive's Discoveries shall be Employer's exclusive property, and Executive shall, at Employer's expense, sign all documents and take such other actions as Employer may reasonably request to confirm its ownership thereof.

     7.   Nondisclosure.  At all times after the date of this Agreement, except
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with Employer's express prior written consent or in connection with the proper performance of services under this Agreement, Executive shall not, directly or indirectly, communicate, disclose or divulge to any Person, or use for the benefit of any Person, any confidential or proprietary knowledge or information, no matter when or how acquired, concerning the conduct or details of the business of Employer, including, but not limited to, (i) marketing methods and strategies, pricing policies, product strategies and methods of operation, (ii) software source code, software design concepts (including visual expressions and system architecture), technical documentation and technical know-how, (iii) budget and other non-public financial information, and (iv) expansion plans, management policies and other business strategies and policies. For purposes of this Section 7, confidential information shall not include any information which is now known by the general public, which becomes known by the general public other than as a result of a breach of this Agreement by Executive or which is independently acquired by Executive.

     8.   Non-Competition.  Executive acknowledges that Employer's business is
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highly competitive. Accordingly, for a period of twenty-four (24) months after the date of the termination of Executive's employment with Employer for any reason, except with Employer's express prior written consent, Executive shall not, directly or indirectly, in any capacity, for the benefit of any Person:

          (a) Communicate with or solicit any Person who is or during such period becomes an employee, consultant, agent or representative of Employer or its subsidiaries in an effort to obtain such Person as an employee, consultant, agent or representative of any Person the business of which competes with all of a material part of the Business or any other business conducted by Employer or any of its subsidiaries as of the date of Executive's termination; or

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

          (b) Establish, own, manage, operate or control, or participate in the establishment, ownership, management, operation or control of, or be a director, officer, employee, agent or representative of, or consultant to, any Person which conducts a business competitive with all or a material part of the Business or any other business conducted or under demonstrable development by Employer or any of its subsidiaries as of the date of Executive's termination; provided, however, that nothing in this clause (b) shall prevent Executive from owning up to five percent of the voting securities of a publicly-traded company, so long as Executive complies with the remaining provisions of this clause (b).

During the twelve months after the date of the termination of Executive's employment with Employer for any reason, Section 8(b) of this Agreement is specifically intended to be for the benefit of, and shall be enforceable by, Interactive Technology Holdings, L.L.C.

     9.   Consideration and Enforcement of Covenants.  Executive expressly
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acknowledges that the covenants contained in Sections 6, 7 and 8 of this
Agreement ("Covenants") are a material part of the consideration bargained for by Employer and, without the agreement of Executive to be bound by the Covenants, Employer would not have agreed to enter into this Agreement or granted to Executive on January 4, 2001the option to purchase Employer's shares of common stock. Executive acknowledges that any breach by Executive of any of the Covenants will result in irreparable injury to Employer for which money damages could not adequately compensate. If there is such a breach, Employer shall be entitled, in addition to all other rights and remedies which Employer may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining Executive and all other Persons involved therein from continuing such breach. The existence of any claim or cause of action which Executive or any such other Person may have against Employer shall not constitute a defense or bar to the enforcement of any of the Covenants. If Employer must resort to litigation to enforce any of the Covenants which has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a material breach occurred or, if later, the last day of the original fixed term of such Covenant. If any portion of any Covenant or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form. The provisions of Sections 6, 7 and 8 shall survive the termination of this Agreement.

     10.  Indemnification.  Executive shall be indemnified by Employer, to the
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maximum extent permitted under applicable law and the certificate of incorporation and bylaws of Employer, for all acts of Executive as an officer and/or director of Employer and/or any other company which Executive serves as an officer and/or director at the request of Employer.

     11.  Applicable Law.  This Agreement shall be governed by and construed in
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accordance with the substantive laws (and not the choice of laws rules) of the
Commonwealth of Pennsylvania

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

applicable to contracts made and to be performed entirely therein. Each of the parties irrevocably consents to service of process by certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance herewith. Each of the parties irrevocably consents to the jurisdiction of the state courts in Montgomery County, Pennsylvania and the federal courts in the Eastern District of Pennsylvania in any and all actions between the parties arising hereunder.

     12.  Legal Fees.  Employer shall pay the reasonable legal fees and expenses
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of Executive in connection with the negotiation, execution and delivery of this
Agreement up to a maximum amount of $10,000. In connection with the enforcement of any right or remedy, or the obtaining of any benefit, under this Agreement, the non-prevailing party shall pay all reasonable legal fees and expenses of the prevailing party.

     13.  Notices.  All notices, consents or other communications required or
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permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered personally, (ii) three business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (iii) one business day after being sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page of this Agreement. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Either party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other party in accordance with this Section 13, provided that any such change of address notice shall not be effective unless and until received.

     14.  Prior Agreements.  Executive represents to Employer (i) that there are
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no restrictions, agreements or understandings whatsoever to which Executive is a party which would prevent or make unlawful his execution of this Agreement or his employment hereunder, (ii) that Executive's execution of this Agreement and Executive's employment hereunder do not constitute a breach of any contract, agreement or understanding, oral or written, to which Executive is a party or which Executive is bound, and (iii) that Executive has full legal right and capacity to execute this Agreement and to enter into employment by Employer.
All prior employment agreements between Executive and Employer are hereby terminated as of the date hereof as fully performed on both sides.

     15.  Parties in Interest.  This Agreement is for the personal services of
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Executive and shall not be assignable by either party without the express prior written consent of the other party; provided, however, Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer to assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform if no such succession had taken place; provided, further, that no such assumption or agreement to such successor shall relieve Employer of any of its obligations under this Agreement. Subject to the provisions of Section 5 and this Section 15, this Agreement shall inure to the benefit of and bind each of the parties hereto and the successors and assigns of Employer and the personal representatives, estate and heirs of Executive.

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

     16.  Entire Understanding.  This Agreement sets forth the entire
          --------------------
understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous, oral or written, express or implied, agreements and understandings.

     17.  Amendment and Waiver.  This Agreement shall not be amended, modified
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or terminated unless in writing and signed by Executive and a duly authorized representative of Employer other than Executive. No waiver with respect to this Agreement shall be enforceable unless in writing and signed by the parties against which enforcement is sought (which, in the case of the Employer, must be a duly authorized representative of Employer other than Executive). Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence by construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

     18.  Section Headings.  Any headings preceding the text of any of the
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Sections or Subsections of this Agreement are inserted for convenience of reference only, and shall neither constitute a part of this Agreement nor affect its construction, meaning, or effect.

     19.  Definitions. As used herein, the term "Person" means any individual,
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sole proprietorship, joint venture, partnership, corporation, association, cooperative, trust, estate, government body, administrative agency, regulatory authority or other entity of any nature.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first stated above.


GLOBAL SPORTS, INC.


By:  /s/  Arthur H. Miller                  /s/ Michael G. Rubin
   -----------------------------------      ------------------------------
   Name:  Arthur H. Miller                  Michael G. Rubin
   Title: Executive Vice President

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